Exhibit 2
SECURITY AGREEMENT
     This SECURITY AGREEMENT (the “Agreement”) is entered into as of this 1st day of April, 2005, by and among Grupo TMM, S.A. (the “Grantor”), a sociedad anónima organized under the laws of the United Mexican States (the “UMS”), having its principal business office at Avenida de la Cúspide, No. 4755, Colonia Parques de Pedregal, 14010 Mexico, D.F., and THE BANK OF NEW YORK, a New York banking corporation with its principal corporate trust office at 101 Barclay Street, New York, New York 10286 (in its capacities hereunder, the “Collateral Agent”) (i) for the benefit of itself and THE BANK OF NEW YORK, a New York banking corporation with its principal corporate trust office at 101 Barclay Street, New York, New York 10286 in its capacity as Trustee (as defined below) and (ii) for the equal and ratable benefit of the Holders (as defined in the Indenture, as defined below). The term “Secured Parties” shall mean the Collateral Agent, the Holders, and the Trustee. This Agreement shall be deemed to be a Collateral Document in the meaning of the Indenture. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Indenture.
W I T N E S S E T H:
     WHEREAS, pursuant to Section 5.18(c) and 15.01(f) of that certain Indenture, dated as of August 11, 2004 (as amended by that certain Supplemental Indenture, effective as of August 20, 2004, the “Indenture”), by and among the Grantor, the Guarantors and The Bank of New York, as Trustee (in such capacity, the “Trustee”), the Grantor is required, subject to the terms and conditions stated therein, to pledge certain non-cash proceeds of a Qualifying Disposition consummated as of the date hereof pursuant to a Collateral Document to secure the Grantor’s obligations under the Notes, the Indenture and the Collateral Documents and the Grantor intends this Agreement to satisfy such requirement;
     WHEREAS, the conditions precedent to the performance contemplated herein by the parties hereto have been satisfied; and
     WHEREAS, the Collateral Agent is willing to perform pursuant to the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, it is hereby agreed by and among the parties hereto as follows:
          SECTION 1. Definitions.
          (a) Reference is hereby made to the Indenture for a statement of the terms thereof. All terms used in this Agreement and the recitals hereto which are defined in the Indenture or in Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Code”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute.

          SECTION 2. The Bank of New York is hereby appointed and authorized to act as Collateral Agent hereunder with such powers as are expressly delegated to the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Collateral Agent. The Bank of New York hereby agrees to and accepts such appointment. As collateral security for the payment and performance in full of all of the Secured Obligations (as defined in Section 3 hereof), Grantor (i) delivers herewith to the Collateral Agent, for the equal and ratable benefit of the Holders, the 18,000,000 shares of common stock of Kansas City Southern (the “Collateral”), represented by Certificate No. KS9303, duly indorsed in blank, received by the Grantor in connection with a Qualifying Disposition consummated as of the date hereof and (ii) hereby pledges, assigns and grants to the Collateral Agent, for the equal and ratable benefit of the Holders, a first priority continuing security interest in all right, title and interest of the Grantor in the Collateral. The account number of the segregated trust account established hereunder is 144541.
          SECTION 3. Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for the due and punctual payment of principal of and interest, and Additional Amounts on the Notes by the Grantor when and as the same shall be due and payable (whether on an Interest Payment Date, at Stated Maturity, by acceleration, call for redemption, upon an Offer or an Excess Proceeds Offer, or otherwise) and interest on the overdue principal of, and premium, if any, Additional Amounts, if any, and (to the extent permitted by law) interest on unpaid interest, if any, on, the Notes and performance of all other obligations of the Company and the Guarantors to the Holders of the Notes, the Trustee or the Collateral Agent under the Indenture, the Notes, the Guarantees and the Collateral Documents, according to the terms thereunder (the “Secured Obligations”).
          SECTION 4. Certain Rights Upon a Foreclosure Event. The Collateral Agent hereby acknowledges and agrees that upon the occurrence of an event which gives it the right to foreclose on the Collateral (“Foreclosure Event”) hereunder, such Collateral Agent shall provide to Kansas City Southern (“KCS”) prompt written notice at P.O. Box 219335, 427 West 12th Street, Kansas City, MO 64121-9335, Attention: President, of such Foreclosure Event and provide KCS the right to purchase the Collateral at a cash purchase price equal to the average closing price of KCS’s common stock on the New York Stock Exchange over the five consecutive trading days preceding the date of receipt of the notice of the pending foreclosure sale. In order to exercise such purchase right, KCS must deliver a written notice to the Collateral Agent at the address of its principal corporate trust office set forth in the preamble hereto to such effect within five business days after receipt of written notice of the Foreclosure Event and complete such purchase within 60 days from the delivery of such notice unless a longer time is required to secure any regulatory approvals, in which case the purchase shall occur on the second business day after the receipt of any such required approvals. This purchase right shall be assignable, in whole or in part, by KCS to any other person, but no such assignment shall relieve KCS of its obligation to assure payment of the purchase price for the Collateral as to which KCS has delivered such a written notice.
          SECTION 5. Representations and Warranties. Grantor represents and warrants as follows:

          (a) Subject to the provisions of the Indenture and the terms hereof, the Grantor is and will be at all times the sole and exclusive owner of, or otherwise has and will have adequate rights in, the Collateral free and clear of any Lien except for (i) the Lien created by this Agreement and (ii) the Liens permitted under the Indenture, including, but not limited to, Section 5.17 thereof.
          (b) This Agreement creates in favor of the Collateral Agent, for the benefit of the Holders, a legal, valid and enforceable first priority security interest in the Collateral, as security for the Secured Obligations.
          SECTION 6. Covenants as to the Collateral. So long as any of the Secured Obligations shall remain outstanding, unless the Collateral Agent shall otherwise consent in writing:
          (a) Further Assurances. Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Collateral Agent may request in order to (i) enable the Collateral Agent; for the equal and ratable benefit of the Holders, to protect and maintain the perfection of the security interest created hereby; (ii) enable the Collateral Agent, for the equal and ratable benefit of the Holders, to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise effect the purposes of this Agreement. The Grantor will at its own expense file any and all financing and continuation statements in effect in any jurisdiction with respect to the security interest created hereby, and take all necessary action to enable the Collateral Agent to obtain “control” within the meaning of the UCC with respect to the Collateral or to maintain possession thereof.
          (b) Transfers and Other Liens.
               (i) Except to the extent expressly permitted by the Indenture and the terms hereof, the Grantor will not sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral.
               (ii) Except to the extent expressly permitted by the Indenture, including, but not limited to, Section 5.17 thereof, Grantor will not create, suffer to exist or grant any Lien upon or with respect to any Collateral.
          SECTION 7. Additional Provisions Concerning the Collateral.
          (a) Grantor hereby agrees to file one or more financing or continuation statements, and amendments thereto, relating to the Collateral within 10 business days of the date hereof and to provide the Collateral Agent with a certified copy thereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.
          (b) If Grantor fails to perform any agreement contained herein as and when required, the Collateral Agent may but shall not be obligated to itself perform, or cause performance of, such agreement or obligation, in the name of Grantor or the Collateral Agent, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Grantor pursuant to Section 9 hereof.
          (c) So long as no Default or Event of Default under the Indenture shall have occurred and be continuing, the Collateral Agent shall promptly deliver to the Grantor in a manner reasonably satisfactory to the Grantor all dividends or distributions paid in respect of, or payments in respect of the purchase, redemption, or other retirement or acquisition for value of, the Collateral, except as otherwise provided in Section 15.02 of the Indenture.
          (d) So long as no Default or Event of Default shall have occurred and be continuing, the Grantor shall have the right to vote, or to provide a consent, waiver or ratification, as it sees fit in its sole discretion, any securities constituting the Collateral.
          (e) Notwithstanding any other provision herein, the Collateral shall be subject to release pursuant to the terms of the Indenture, including, but not limited to, Section 15.03 thereof.
          SECTION 8. Remedies Upon Default. If any Event of Default shall have occurred and be continuing, the Collateral Agent shall be entitled to exercise any and all remedies set forth in Article 6 of the Indenture. Notwithstanding the foregoing, the Collateral Agent may exercise all of its remedies as a secured party with respect to the Collateral upon the occurrence of an Event of Default pursuant to the Code with respect to such Collateral.
          SECTION 9. Indemnity and Expenses.
          (a) Grantor agrees to defend, protect, indemnify and hold each Indemnitee harmless from and against any and all damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs and expenses of counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement); provided, however, that Grantor shall not have any obligation under this Section 9(a) to any Indemnitee caused by such Person’s gross negligence or willful misconduct.
          (b) Grantor agrees to pay to the Collateral Agent compensation for its services hereunder, as has been agreed to in writing, and upon reasonable request the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Collateral Agent, which the Collateral Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by Grantor to perform or observe any of the provisions hereof.
          (c) Notwithstanding anything to the contrary in this Agreement, the Grantor hereby grants to the Collateral Agent a lien on the Collateral such that, in the event that any and all charges payable under this Section 9 shall not be timely paid, the Collateral Agent shall have the right to pay itself from the Collateral the full amount owed, provided that written notice of the

Collateral Agent’s intent to proceed under this section be given at least five business days in advance of such action.
          The provisions of this Section 9 shall survive the termination of the Agreement
          SECTION 10. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to Grantor, to it in care of the Parent at its address specified in the preamble hereto, and if to the Collateral Agent, to it at its address specified in the preamble hereto. All such notices and other communications shall be effective (a) if sent by certified mail, postage prepaid and return receipt requested, when received.
          SECTION 11. Miscellaneous.
          (a) No amendment of any provision of this Agreement (including any Schedule attached hereto) shall be effective unless it is in writing and signed by Grantor and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
          (b) No reasonable failure on the part of the Collateral Agent to exercise, and no reasonable delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.
          (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
          (d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment in full of all of the Secured Obligations and (ii) be binding on Grantor and all other Persons who become bound pursuant to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of the Collateral Agent to the benefit of the Collateral Agent and its permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Collateral Agent may assign or otherwise transfer its rights and obligations under this Agreement in accordance with the provisions of the Indenture. Upon any such permitted assignment or transfer, all references in this Agreement to the Collateral Agent shall mean the assignee of the Collateral Agent
          (e) Upon the satisfaction in full of the Secured Obligations and the termination of the Indenture, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the Grantor and (ii) the Collateral Agent will, upon the Grantor’s request, and at the Grantor’s expense, without any representation, warranty or recourse whatsoever, (A) return to the Grantor, or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct, such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.
          (f) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
          (g) ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS THEREOF, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, GRANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION, SUIT OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.
          (h) GRANTOR (AND BY ITS ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT, THE AGENT) WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR OTHER ACTION OF THE PARTIES HERETO.
          (i) Nothing contained herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against Grantor or any property of Grantor in any other jurisdiction.
          (j) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          (k) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one in the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be as effective as delivery of an original executed counterpart.
          (l) This Agreement is subject to the terms of the Indenture. In the event that there exists any conflict between the terms of this agreement and the terms of the Indenture, the Indenture shall govern as to such conflict.
          SECTION 12. The Collateral Agent.
          (a) The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The powers conferred on the Collateral Agent are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and it shall not be responsible to any Grantor or any Secured Party for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.
          (b) Notwithstanding anything to the contrary contained herein, in no event shall the Collateral Agent have any obligation to monitor the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral or to prepare or file any Code financing statement or continuation statements.
          (c) The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties made herein, all of which are made solely by the Grantor. The Collateral Agent makes no representations as to, nor shall it be responsible for, the existence, genuineness, value or condition of any of the Collateral or any part thereof, the title of the Grantor thereto or the security afforded or intended to be afforded by this Agreement, or the validity, execution (except its execution), enforceability, legality or sufficiency of this Agreement, or the validity, perfection, priority or enforceability of the liens or security interests in any of the Collateral created or intended to be created by this Agreement, or the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall have no responsibility for preparing, recording, filing, re-recording or refiling any financing statement, continuation statement or other instrument in any public office at any time.
          (d) The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Grantor of any of the covenants or agreements contained herein, in the other collateral documents of under the Indenture.
          (e) The Collateral Agent shall be under no obligation or duty to take any action under this Agreement or otherwise if taking such action (i) would subject the Collateral

Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified, unless the Collateral Agent shall receive security or indemnity satisfactory to it against such tax (or equivalent liability), or any liability resulting from such qualification, in each case as results from the taking of such action under this Agreement.
          (f) The Collateral Agent shall not be liable for any action taken or omitted to be taken in accordance with this Agreement except for its own gross negligence or willful misconduct.
          (g) The permissive right of the Collateral Agent to take any action under this Agreement shall not be construed as a duty to so act.
          (h) The Collateral Agent may execute any of the trusts or powers hereof and perform any duty hereunder or under either directly or by or through agents or attorneys, and the Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys selected by it with due care. The Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to the administration of this Agreement, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith.
          (i) Whenever in the administration of this Agreement, the Collateral Agent shall deem it necessary or desirable that a factual matter be proved or established in connection with the Collateral Agent taking, suffering or omitting any action hereunder or thereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of an officer of the Grantor delivered to the Collateral Agent, and such certificate shall be full warrant to the Collateral Agent for any action taken, suffered or omitted in reliance thereon.
          (j) The Collateral Agent shall have the right at any time to seek instructions concerning the administration of this Agreement from any court of competent jurisdiction.
          (k) The Collateral Agent may conclusively rely upon, and shall be fully protected in acting upon or failing to act as a consequence of, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it believes in good faith is genuine and has been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its own gross negligence or willful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any such certificates, opinions or other information and need not investigate any fact or matter stated therein.
          (l) In no event shall the Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (m) In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.
          (n) The Collateral Agent may at any time, by giving written notice to the Grantor, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Agent and (ii) the acceptance of such appointment by such successor Collateral Agent. If no successor Collateral Agent shall be appointed and shall have accepted such appointment within 30 days after the Collateral Agent gives the aforesaid notice of resignation, the Collateral Agent, the Grantor or any Secured Party may apply to any court of competent jurisdiction at the expense of the Grantor to appoint a successor Collateral Agent to act until such time, if any, as a successor Collateral Agent shall have been appointed.
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     IN WITNESS WHEREOF, Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

GRANTOR: GRUPO TMM, S.A.
By:
Name:
Title:

SIGNATURE PAGE TO SECURITY AGREEMENT

     IN WITNESS WHEREOF, Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

COLLATERAL AGENT: THE BANK OF NEW YORK
By:
Name:
Title:

SIGNATURE PAGE TO SECURITY AGREEMENT

EXECUTION COPY
ACKNOWLEDGMENT OF GRANTOR

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)
     On      , 2005, before me, the undersigned, a Notary Public in and for said State, personally appeared JUAN FERNANDEZ GALEAZZI, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity on behalf of GRUPO TMM, S.A., and that by his signature on the instrument the person, or entity upon behalf of which the person acted, executed the instrument.

Notary Public
{seal}